UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH		45227
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 513-458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

On September 3, 2015, CECO Environmental Corp. (“CECO” or the “Company”) entered into an Amended and Restated Credit Agreement among the Company, certain of the Company’s subsidiaries, each lender from time to time party thereto, Bank of America as Administrative Agent, Swing Line Lender and an L/C Issuer, and each other L/C Issuer from time to time party thereto (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement will amend CECO’s existing Credit Agreement dated as of August 27, 2013, by and among CECO, certain CECO subsidiaries, Bank of America as administrative agent, and the lenders party to the agreement.

The Amended and Restated Credit Agreement provides for senior credit facilities consisting of: (a) revolving credit commitments in the aggregate amount of $80 million (the “Revolving Credit Facility”) and (b) a term loan commitment in the aggregate amount of $170 million (the “Term Loan” and, together with the Revolving Credit Facility, the “Credit Facilities”). At CECO’s option and with the consent of the lenders that agree to provide the additional principal amount, the Credit Facilities may be further increased by an aggregate principal amount of $50 million.

The Credit Facilities will accrue interest, (a) with respect to base rate loans, at a rate equal to an applicable rate of between 1.00% and 2.00% (fluctuating based on CECO’s consolidated leverage ratio), plus a rate equal to the highest of (1) the Bank of America prime rate, (2) the Federal Funds rate plus 0.50% and (c) the one-month LIBOR rate plus 1.00% and (b) with respect to Eurocurrency rate loans, at a rate equal to an applicable rate of between 2.00% and 3.00% (fluctuating based on CECO’s consolidated leverage ratio) plus a rate equal to the one, two, three or six-month LIBOR rate, as selected by CECO.

The Credit Facilities will terminate and all amounts outstanding thereunder will be due and payable in full on the fifth anniversary following the closing of the Credit Facilities. The closing of the Credit Facilities was subject to customary conditions precedent for financings of this type. The parties to the Amended and Restated Credit Agreement provided covenants and made representations and warranties that are usual and customary for transactions of this type. The Amended and Restated Credit Agreement also contains customary indemnity provisions.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Amended and Restated Credit Agreement, (ii) the Company Guaranty Agreement, (iii) the Subsidiary Guaranty Agreement, (iv) the Security Agreement, and (v) the Securities Pledge Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 3, 2015, the Company completed its acquisition of PMFG, Inc., a Delaware corporation (“PMFG”). Pursuant to an Agreement and Plan of Merger, dated as of May 3, 2015 (the “Merger Agreement”), among the Company, Top Gear Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Top Gear Acquisition II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub II”) and PMFG, Merger Sub I merged with and into PMFG (the “First Merger”), with PMFG as the surviving corporation, and subsequently, also on September 3, 2015, the surviving corporation of the First Merger merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving as a wholly owned subsidiary of the Company under the name “PMFG Acquisition LLC.”

In the First Merger, PMFG’s shareholders had the option to elect to exchange each share of PMFG common stock for either (i) $6.85 in cash, without interest (the “Cash Consideration”), or (ii) shares of the Company’s common stock valued at $6.85 (the “Stock Consideration”), based on the volume weighted average trading price of the Company’s common stock for the 15-trading day period ending on September 2, 2015, the last trading day before the closing of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 0.6456 shares of Company common stock for each share of PMFG common stock and a minimum exchange ratio of 0.5282 shares of Company common stock for each share of PMFG common stock. Overall elections were subject to proration so that in the aggregate approximately 45% of the PMFG shares were exchanged for cash and 55% for shares of Company common stock.

At the effective time of the First Merger, approximately 44.5% of the shares of PMFG common stock converted into the right to receive the $6.85 per share Cash Consideration, for an approximate total of $64.6 million in aggregate Cash Consideration. The Company Trading Price was $9.6655. As a result, each of the remaining shares of PMFG common stock converted into the right to receive 0.6456 shares of Company common stock, or an approximate total of 7,602,328 shares of Company common stock in aggregate Stock Consideration. Following the issuance of these additional shares, there were approximately 33,962,292 shares of Company common stock issued and outstanding.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $6.85 per share Cash Consideration was oversubscribed by PMFG shareholders prior to the election deadline on September 1, 2015 at 5:00 p.m. Eastern time (the “Election Deadline”), (a) each PMFG share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each PMFG shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 58.05% of such holder’s PMFG shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 41.95% of such holder’s PMFG Shares for which a valid cash election was made.

No fractional shares of Company common stock will be issued to any PMFG shareholder in the First Merger. Each PMFG shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $9.6655 (which represents the Company Trading Price).

In addition, holders of outstanding PMFG options and restricted stock units will receive an aggregate amount of cash equal to approximately $1.6 million as consideration for the cancellation of the options and restricted stock units held by them immediately prior to the effective time of the First Merger.

Based upon the final mix of cash and stock merger consideration described above and the trading price of the Company’s common stock on the closing date of the Mergers, the Company and PMFG will report the Mergers as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. To review the tax consequences of the Mergers to them in greater detail, former PMFG shareholders should refer to the Company’s and PMFG’s joint proxy statement/prospectus filed with the SEC, dated July 31, 2015. Specifically, former PMFG shareholders should review the section of the joint proxy statement/prospectus entitled “Material United States Federal Income Tax Consequences” beginning on page 197 of the joint proxy statement/prospectus. Former PMFG shareholders are also encouraged to consult their tax advisors as to the tax consequences of the Mergers in their particular circumstances.

As a result of the First Merger, shares of PMFG common stock have ceased trading on the NASDAQ Global Select Market Exchange and will be delisted.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on May 4, 2015, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above relating to the Amended and Restated Credit Agreement is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the special meeting of stockholders of the Company held on September 2, 2015 (the “Special Meeting”), Company stockholders approved an amendment to the Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (the “Plan”) to increase the number of shares of Company common stock available for issuance thereunder from 2,600,000 to 3,300,000, as set forth in the Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (the “Second Amended and Restated Plan”), a copy of which is included as Exhibit 10.6 to this Form 8-K and incorporated into this Item 5.02(e) by reference. The only change to the Plan was the addition of 700,000 shares to the total number of shares of Company common stock reserved for issuance thereunder. The Company’s Second Amended and Restated Plan became effective upon the closing of the First Merger.

In connection with the closing of the transactions contemplated by the Merger Agreement, the Company’s Board of Directors approved cash bonuses to be paid to certain of the Company’s officers and employees as well as a member of the Company’s Board of Directors, including cash bonuses of $350,000 to Jeffrey Lang, the Company’s Chief Executive Officer; $50,000 to Edward Prajzner, the Company’s Chief Financial Officer; and $225,000 to Jonathan Pollack, a member of the Company’s Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, 20,414,164 shares of Company common stock, or approximately 77.4% of the 26,359,964 shares (excluding 82,200 shares held in treasury) of Company common stock issued and outstanding and entitled to vote at the Special Meeting, were present in person or by proxy.

At the Special Meeting, Company stockholders of record as of the close of business on July 30, 2015 considered: (1) a proposal to approve the issuance of Company common stock to PMFG stockholders in the First Merger; (2) a proposal to approve an amendment to the Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (described above) to increase the number of shares of Company common stock available for issuance thereunder from 2,600,000 to 3,300,000; and (3) a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate. The voting results at the Special Meeting with respect to each of the matters described above were as follows:

1.	The proposal to approve the issuance of Company common stock to shareholders of PMFG in the First Merger was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,200,705	75,921	137,536	0

2.	The proposal to approve an amendment to the Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan to increase the number of shares of Company common stock available for issuance thereunder from 2,600,000 to 3,300,000 was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,798,190	585,366	30,606	0

3.	The proposal to approve the adjournment of the Special Meeting, if necessary was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,507,013	879,239	27,907	0

Safe Harbor for Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K other than statements of historical fact, including statements about management’s beliefs and expectations of the merger and related transactions and future results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and should be evaluated accordingly. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “target,” “should,” “may,” “will” and similar expressions and their negative forms are intended to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability to successfully integrate CECO’s and PMFG’s operations, product lines, technologies and employees; the ability to realize revenue and customer growth opportunities, combined revenue goals, marketing and cost synergies from the merger between CECO and PMFG in a timely manner or at all; factors related to the businesses of CECO and PMFG including economic, political and financial market conditions generally and economic conditions in CECO’s and PMFG’s target markets; dependence on fixed-price contracts and the risks associated with those contracts, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period-to-period due to cyclicality of the businesses; the effect of the merger and related transactions on each of CECO’s and PMFG’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; unknown, underestimated or undisclosed commitments or liabilities; the potential for fluctuations in prices for manufactured components and raw materials; the potential impact of the announcement or consummation of the transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the substantial amount of debt expected to be incurred in connection with the merger and CECO’s ability to repay or refinance it, incur additional debt in the future or obtain a certain debt coverage ratio; diversion of management time from each of CECO’s and PMFG’s ongoing operations; the impact of federal, state or local government regulations; and the effect of competition in the air pollution control and industrial ventilation industry.

These and other risks and uncertainties are discussed in more detail in CECO’s and PMFG’s current and future filings with the SEC, including the final prospectus/proxy statement under the heading “Risk Factors,” which was filed by each of CECO and PMFG on July 31, 2015, CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on March 18, 2015 and PMFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on September 10, 2014. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only as of the date the statement is made. All forward-looking statements attributable to CECO or PMFG or persons acting on behalf of either CECO or PMFG are expressly qualified in their entirety by the cautionary statements and risk factors contained in this Current Report on Form 8-K and CECO’s and PMFG’s respective filings with the SEC. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither CECO nor PMFG undertakes any obligation to update or review any forward-looking statement or information, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Any financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Any pro forma financial information required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PMFG, Inc., CECO Environmental Corp., Top Gear Acquisition Inc. and Top Gear Acquisition II LLC, dated as of May 3, 2015. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CECO Environmental Corp. with the SEC on May 4, 2015).*

10.1	Amended and Restated Credit Agreement, dated as of September 3, 2015, among CECO Environmental Corp. and certain of its subsidiaries, the Lenders party thereto, and Bank of America, N.A.

10.2	Company Guaranty Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.2 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013).

10.3	Subsidiary Guaranty Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.3 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013).

10.4	Security Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.4 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013).

10.5	Securities Pledge Agreement, dated August 27, 2013.

10.6	Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan.

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015	CECO ENVIRONMENTAL CORP.

	By:	/s/ Edward J. Prajzner
Edward J. Prajzner Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PMFG, Inc., CECO Environmental Corp., Top Gear Acquisition Inc. and Top Gear Acquisition II LLC, dated as of May 3, 2015. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by CECO Environmental Corp. with the SEC on May 4, 2015).*

10.1	Amended and Restated Credit Agreement, dated as of September 3, 2015, among CECO Environmental Corp. and certain of its subsidiaries, the Lenders party thereto, and Bank of America, N.A.

10.2	Company Guaranty Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.2 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013).

10.3	Subsidiary Guaranty Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.3 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013).

10.4	Security Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.4 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013).

10.5	Securities Pledge Agreement, dated August 27, 2013.

10.6	Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan.

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.